Exhibit 10.2

AMENDMENT TO PURCHASE AGREEMENT

THIS AMENDMENT (the “Amendment”) is to a PURCHASE AGREEMENT (the “Agreement”) that was dated and executed as of October 27, 2008, and is entered into by and among Lexaria Corp., a Nevada corporation with headquarters located at #950-1130 West Pender Street, Vancouver, British Columbia Canada V6E 4A4 (the “Company”), and Chris Bunka of #205 – 171 Commercial Drive, Kelowna BC V1X 7W2, and any additional purchasers who executed the Agreement.

W I T N E S E T H:

WHEREAS, the Purchaser has purchased an 18.0% Secured Promissory Note of the Company (the “Note”), subject to and upon the terms and conditions of the October 27, 2008 Agreement; and

WHEREAS, the Purchaser and the Company wish to extend the Agreement and the Note beyond their originally contemplated expiration date of October 27, 2010 upon the terms and conditions as noted herein.

WHEREAS, the Company is indebted to the Purchaser in the amount of CAD$400,000 as specified on Purchase Agreement dated October 27, 2008.

WHEREAS, the Company wishes to settle a portion of the debt, namely US$2,166.65 with the Purchaser by converting 86,667 warrants into 43,333 common shares of the Company as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share. The Company will remain indebted to the Purchaser in the amount of CAD$397,833.35.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     AGREEMENT TO EXTEND THE AGREEMENT.

The Purchaser and the Company agree to extend the original terms of the Agreement on a month-to-month basis, under the identical terms as contained in the original Agreement wherever logically possible.

The Company agrees to use a reasonable fraction of contemplated cash flows from existing oil wells at Belmont Lake, such amount not to cause undue hardship to the Company’s operations, to repay the Purchaser on a regular basis, a portion of the aggregate amount of CAD$397,833.35 if and as possible, until such time as the CAD$397.833.35 principal amount has been completely repaid.

The Company agrees to continue to pay the agreed upon interest rate on all unpaid balances, and to otherwise respect the terms of the Agreement and the Note.

All representations and covenants and acknowledgements and indemnifications of the original Agreement and Note remain in force, wherever it is logically possible.

2.     Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

3.     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

4.     All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

5.     A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

6.     This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

7.     If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

8.     This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Purchaser and the Company as of October 21, 2010.

/s/
(the Purchaser)
By: Chris Bunka
Name:

LEXARIA CORP.

By:
(Signature of Authorized Person)
Bal Bhullar, CFO and Director
Printed Name and Title